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                                                                    Exhibit 15.1

                    Acknowledgement of Independent Auditors

Board of Governors
Medical Inter-Insurance Exchange



We are aware of the inclusion in Amendment #2 to the Registration Statement (Form S-1 No. 333-64707) of the MIIX Group, Incorporated for the registration of 3,450,000 shares of its common stock of our report dated May 12, 1999 relating to the unaudited consolidated interim financial statements of Medical Inter-Insurance Exchange and subsidiaries as of and for the three months ended March 31, 1999.


                                        /s/ Ernst & Young LLP
                                        ---------------------




July 9, 1999
New York, New York